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                                                                   EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fresh Foods, Inc. on Form S-8 of our report dated May 7, 1998, appearing in the Annual Report on form 10-K of Fresh Foods, Inc. for the year ended February 27, 1998.





/s/ Deloitte & Touche LLP
Hickory, North Carolina
February 8, 1999